Exhibit 99d(i)

The Commonwealth of Massachusetts

NUMBER	SHARES

H&Q Life Sciences Investors (Par Value $0.01)

This Certifies that                                          of                                  is the owner of                                             Shares in H&Q Life Sciences Investors created by a Declaration of Trust dated                                       and recorded with                                               which shares are fully paid and non-assessable, and subject to the provisions of this Trust, are transferable by assignment endorsed thereon, and, the surrender of this certificate.

IN WITNESS WHEREOF, the Trustees hereunto set their hands and have caused their seal to be affixed hereto this

                           day of               A.D. 20

Certificate

For

Issued To

Dated

For Value Received,                                                  hereby sell, assign and transfer unto                                                Shares of the Capital represented by the within Certificate, and do hereby irrevocably constitute and appoint                                          Attorney to transfer the said Shares on the books of the within named Organization with full power of substitution in the premises.

Dated 20
In the presence of